PURCHASE AND SALE AGREEMENT

     THIS PURCHASE AND SALE AGREEMENT is made and entered into as of the 26th day of March, 2002 by and between TDC Convalescent, Inc., a California corporation ("Seller") and Emeritus Corporation, a Washington corporation ("Purchaser").

                                    RECITALS

     A. Seller and Purchaser are partners of a partnership known as TDC/Emeritus Paso Robles Associates, a Washington general partnership (the "Partnership").

     B. The Partnership owns and operates an assisted living facility commonly known as Creston Village, 1919 Creston Road, Paso Robles, California (the "Facility").

     C. The Purchaser intends to consummate a transaction with Health Care REIT, Inc. ("HC REIT") pursuant to which, among other things, the Facility will be sold to HC REIT and leased to Purchaser and subleased by Purchaser to the Partnership or a limited liability company which is the successor to the Partnership (the "HC REIT Transaction").

     D. In connection therewith, Purchaser is interested in purchasing and Seller is interested in selling first all of Seller's economic interest in and to the Partnership at an initial closing, and then all of Seller's remaining interest in and to the Partnership as a final closing, all upon and subject to the terms and conditions set forth herein.

     E. Purchaser and Seller are interested in documenting the terms and conditions of such purchase and sale transaction.

     F. All capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Partnership Agreement of the Partnership dated as of June 1, 1995 (the "Partnership Agreement").

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants of the parties set forth herein, IT IS HEREBY AGREED AS FOLLOWS:

                                    AGREEMENT

1.     PURCHASE  AND  SALE.

      Seller does hereby agree to sell to Purchaser and Purchaser does hereby agree to purchase from Seller the following:

a. All of Seller's economic interest in and to the Partnership (the "Economic Interest"), concurrently with and subject to the closing of the HC REIT Transaction; and

     b. All of Seller's right, title and interest (excluding the Economic Interest) in and to the Partnership (the "Remaining Interest", and together with the Economic Interest, the "Interest"), when Purchaser shall have obtained the Approvals (as hereinafter defined) and provided that the Initial Closing (as hereinafter defined) shall have occurred.

     c. By their signatures set forth below, Seller and Purchaser shall be deemed to have consented to the purchase and sale of the Interest as required by
Section  7  of  the  Partnership  Agreement.

2.     PURCHASE  PRICE

     The purchase price payable by Purchaser to Seller for the Interest shall be Two Million Six Hundred Fifty Thousand Dollars ($2,650,000.00) for the Economic Interest (the "Economic Interest Purchase Price"), which shall be payable in full by wire transfer of funds on the Initial Closing Date (as hereinafter defined), and One Dollar ($1.00) for the Remaining Interest (the "Remaining Interest Purchase Price"), which shall be payable in cash or by check on the Final Closing Date (as hereinafter defined).

3.     INITIAL  CLOSING  AND  FINAL  CLOSING

a. Subject to Purchaser obtaining the approval of its Board of Directors and any other necessary approvals, including any necessary regulatory approvals
(collectively, the "Approvals") and provided that all of the conditions to the closing of the HC REIT Transaction (the "HC REIT Closing") shall be satisfied:

          (i) The closing of the purchase and sale of the Economic Interest (the "Initial Closing") shall occur on the date of the HC REIT Closing (the "Initial Closing Date"). The Initial Closing shall occur through the same escrow as for the HC REIT Closing (the "Escrow").

          (ii) On the Initial Closing Date, Seller shall execute and deliver to Purchaser through Escrow an Economic Interest Assignment and Power of Attorney with respect to the Economic Interest in the form attached hereto as Exhibit A and such other documents as may be necessary in order to convey title to the Economic Interest to Purchaser, and Purchaser shall pay the Economic Interest Purchase Price to Seller through Escrow. In addition, Seller and Purchaser each shall pay through Escrow one-half of the $100,000.00 prepayment penalty that will be due to Finova Capital Corporation ("Finova") for prepayment of the loan made by Finova (the "Finova Loan") to the Partnership and secured by the Facility, and Seller shall pay to Purchaser through Escrow the remaining unpaid balance of Seller's promissory note relating to the Granite Bay facility [(which balance was $125,000 as of January 25, 2002)]. Nothing herein shall affect the respective rights of the parties pursuant to Section 6.5(b) of the Partnership Agreement to management fees accrued prior to the Initial Closing Date (Seller specifically retains its interest therein and Purchaser agrees to pay Seller its share thereof on the Initial Closing Date) , but any such management fees for the period from and after the Initial Closing Date are included in the Economic Interest to be transferred to Purchaser hereunder and therefore shall belong to Purchaser. On the Initial Closing Date, the Partnership will cause all monetary obligations relating to the Finova Loan to be repaid in full so that the liability of the Partnership and its partners for such obligations is terminated as of the Initial Closing Date.

     b. Subject to Purchaser obtaining the Approvals and provided that the Initial Closing shall have occurred:

     (i) The closing of the purchase and sale of the Remaining Interest (the "Final Closing") shall occur on the date on which Purchaser shall have obtained all necessary regulatory approvals for the transfer of the Remaining Interest
(or such date within a reasonable time thereafter as may be designated by Purchaser by notice to Seller) (as applicable, the "Final Closing Date"). The Final Closing shall occur by mail or other means approved by the parties.

     (ii) On the Final Closing Date, Seller shall execute and deliver to Purchaser an Remaining Interest Assignment with respect to the Remaining Interest in the form attached hereto as Exhibit B and such other documents as may be necessary in order for Seller to convey to Purchaser all of the Seller's remaining right, title and interest in and to the Partnership, and Purchaser shall pay the Remaining Interest Purchase Price to Seller.

4.     REPRESENTATIONS,  WARRANTIES  AND  COVENANTS.

     a. SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS. Seller hereby represents and warrants to and covenants with Purchaser as follows:

     (i) Subject to Purchaser and/or Seller, as applicable, obtaining the Approvals, Seller has full power and authority to execute and to deliver this Agreement and all related documents, and to carry out the transactions contemplated herein and therein.

     (ii) This Agreement is valid, binding and enforceable against Seller in accordance with its terms. The execution of this Agreement and the consummation of the transactions contemplated herein in accordance with the terms hereof do not and will not result in a breach of the terms and conditions of nor constitute a default under any law, regulation, court order, mortgage, note, bond, indenture, agreement, license or other instrument or obligation to which Seller is now a party or by which Seller's assets may be bound or affected.

     (iii) Seller has not previously and as of the Initial Closing Date and the Final Closing Date, respectively shall not have granted, assigned, hypothecated, pledged, or otherwise transferred its Economic Interest or its Remaining Interest in the Partnership or any interest therein or entered into any agreement (other than this Agreement) to do so, and the Economic Interest and the Remaining Interest shall, at the time of the conveyance thereof to Purchaser, each be free and clear of all liens, charges and encumbrances.

     (iv) Seller has not in its capacity as a Partner of the Partnership performed any act or entered into any transaction (A) other than transactions known to Purchaser and in which Purchaser was involved, or (B) which is in violation of the terms of the Partnership Agreement, including, but not limited to, any transaction involving the granting of any lien or encumbrance on any of the assets of the Partnership or otherwise obligating the Partnership in any way and there are no obligations or liabilities relating to the Seller's interest in the Partnership which have not been disclosed in writing to the Purchaser. From and after the Initial Closing Date, except as otherwise specifically provided in this Agreement or with the prior written consent of the Purchaser, Seller shall not perform any act, execute, deliver or accept any certificate, instrument, document or agreement or enter into any transaction whatsoever in Seller's capacity as a partner of the Partnership.

     (v) The right or ability of Seller to consummate the transaction contemplated herein has not been challenged by any governmental agency or any other person and Seller has no knowledge of the occurrence of any event which would provide a reasonable basis for any such litigation, investigation or other proceeding.

     (vi) No representation or warranty by or on behalf of Seller contained in this Agreement and no statement contained in any certificate, list, exhibit, or other instrument furnished or to be furnished to Purchaser by Seller pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material facts which are necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

     b. PURCHASER'S REPRESENTATIONS, WARRANTIES AND COVENANTS. Purchaser hereby represents and warrants to and covenants with Seller as follows:

     (i) Subject to Purchaser and/or Seller, as applicable, obtaining the Approvals, Purchaser has full power and authority to execute and to deliver this Agreement and all related documents, and to carry out the transactions contemplated herein and therein.

     (ii) This Agreement is valid, binding and enforceable against Purchaser in accordance with its terms. The execution of this Agreement and the consummation of the transactions contemplated herein in accordance with the terms hereof do not and will not result in a breach of the terms and conditions of nor constitute a default under any law, regulation, court order, mortgage, note, bond, indenture, agreement, license or other instrument or obligation to which Purchaser is now a party or by which any of Purchaser's assets may be bound or affected.

     (iii) The right or ability of Purchaser to consummate the transaction contemplated herein has not been challenged by any governmental agency or any other person and Purchaser has no knowledge of the occurrence of any event which would provide a reasonable basis for any such litigation, investigation or other proceeding.

     (iv) No representation or warranty by or on behalf of Purchaser contained in this Agreement and no statement contained in any certificate, list, exhibit, or other instrument furnished or to be furnished to Seller by Purchaser pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material facts which are necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

5.     AUTHORITY  FOR  HC  REIT  TRANSACTION;  POWER OF ATTORNEY; ASSUMPTION AND
INDEMNITY

     a. Effective from and after the date of this Agreement, the Seller, as a partner of the Partnership, hereby authorizes the Purchaser, on behalf of the Partnership, to take any and all actions and execute and deliver and accept any and all certificates, instruments, documents and agreements on behalf of the Partnership as Purchaser deems to be reasonably necessary to consummate the HC REIT Transaction, including, but not limited to, those agreements, documents and instruments referenced in Recital C above.

b. Effective from and after the Initial Closing Date, the Seller hereby makes, constitutes and appoints the Purchaser as the Seller's true and lawful agent and attorney-in-fact, with full power of substitution and full power and authority in the Seller's name, place and stead, for all purposes under the Partnership Agreement, to make all Partnership decisions, to exercise all management, voting and other rights and to make any determinations and to take any and all actions and execute and deliver and accept any and all certificates, instruments, documents and agreements on behalf of the Seller under the Partnership Agreement, including, without limitation, any and all such decisions and voting and other determinations and actions and the execution, delivery and acceptance of any and all certificates, instruments, documents and agreements in connection with (a) the HC REIT Transaction, (b) the conversion of the Partnership to a limited liability company, if Purchaser in its sole discretion elects to do so, and all conveyances and other certificates, instruments, documents and agreements deemed advisable by the Purchaser to effect such conversion and/or the dissolution and termination of the Partnership in such event, (c) any other change or modification of the Partnership Agreement or the Partnership in accordance with this Agreement; (d) all other certificates, instruments, documents and agreements which may be required or permitted by law to be executed or filed on behalf of the Partnership. The power of attorney granted herein is hereby declared irrevocable and a power coupled with an interest, shall survive the death, incompetency, bankruptcy, dissolution or other termination of the Seller, shall extend and be binding upon the Seller's successors and assigns and shall continue in full force and effect regardless of whether the Seller sells, assigns, transfers or otherwise terminates, in whole or in part, its investment in the Partnership. The Seller hereby agrees to be bound by any representations made by the attorney and agent acting in good faith pursuant to such power of attorney, and hereby waives any and all defenses which may be available to contest, negate, or disaffirm any action of the attorney and agent taken under such power of attorney.

     c. From and after the Initial Closing Date, Purchaser shall assume and agree to pay any and all liabilities, costs, expenses and obligations imposed on Seller as a partner of the Partnership and arising from and after the Initial Closing Date under the terms of (i) the Partnership Agreement, (ii) any other agreement to which the Partnership may be a party, except as otherwise provided by this Agreement. Purchaser agrees to indemnify, defend and hold harmless Seller from and against any and all losses, damages, costs and expenses, including, but not limited to, reasonable attorneys fees, which it may incur as a result of any and all claims which may be brought against it after the Initial Closing Date in its capacity as a partner or former partner of the Partnership except to the extent such claims arise from a breach by Seller of its representations and warranties set forth in Section 4 of this Agreement. In the event Seller believes that it has a claim which is subject to the indemnity provisions of this paragraph it shall timely tender the same to Purchaser in writing, specifying in reasonable detail the nature of the claim for which indemnity is sought, and Purchaser shall assume the defense thereof with counsel selected by Purchaser. Purchaser shall have the sole and absolute right to control the defense of such claim and to settle or otherwise compromise such claim provided no such settlement or compromise involves an admission of liability by Seller. Seller shall be entitled, at its sole cost and expense, to participate in (but not control) such defense. Nothing herein shall be construed as imposing any obligation on Purchaser to indemnify Seller with respect to any liabilities arising, or which relate to the period prior to, the Initial Closing Date.

6.     BREACH  AND  REMEDIES

     a. In the event of a breach by Seller in its obligations under this Agreement prior to the Initial Closing Date, Purchaser shall have the right either (i) to terminate this Agreement and sue to recover any damages it may have suffered as a result of such breach or (ii) to seek to specifically enforce Seller's obligations hereunder.

     b. In the event of a breach by Purchaser in its obligations under this Agreement prior to the Initial Closing Date, Seller shall have the right either
(i) to terminate this Agreement and to sue to recover any damages it may have suffered as a result of such breach or (ii) to seek to specifically enforce Purchaser's obligations hereunder.

7.     MISCELLANEOUS

     a. Each of Seller and Purchaser shall be responsible for its own costs and expenses associated with the purchase and sale of the Interest including any state or federal income taxes due as a result thereof.

     b. From and after the Initial Closing Date and the Final Closing Date, Seller shall take such actions and properly execute and deliver to Purchaser such further instruments of assignment, conveyance and transfer as may be reasonably necessary to assure, complete and evidence the full and effective transfer and conveyance of the Economic Interest and the Remaining Interest, respectively.

     c. Any notice, request or other communication to be given by any party hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid, by overnight courier guaranteeing overnight delivery or by facsimile transmission, to the following addresses:

     To  Seller:          TDC  Convalescent,  Inc.
                    3017  Douglas  Blvd.
                    Roseville,  CA  95611
                    Attention:  Tom  Clark
                    Phone:  916-774-7188
                    Fax:      916-774-7198

     To  Purchaser:          Emeritus  Corporation
                    3131  Elliott  Avenue
     Suite  500
                    Seattle,  WA  98121
                    Attn:  Bill  Shorten
                    Phone:     206-298-2909
                    Fax:          206-301-4500

     Notices may be sent by deposited in the United States mail postage prepaid, by certified mail, return receipt requested, by facsimile transmission or by overnight courier and shall be deemed received on actual receipt or refusal of receipt thereof.

     d. This Agreement may not be amended or modified in any respect whatsoever except by an instrument in writing signed by the parties hereto. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, discussions, writings and agreements between them with respect to the subject matter hereof.

     e. Purchaser may assign any or all of its rights hereunder to an entity which is owned or controlled, directly or indirectly, by Purchaser.

     f. The waiver by any party of any breach of any of the provisions of this Agreement shall not constitute a continuing waiver or a waiver of any subsequent breach of any provision of this Agreement.

     g. Each recital set forth and exhibit referenced in this Agreement is incorporated and becomes an integral part of this Agreement.

     h. The captions of this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     i. Nothing in this Agreement express or implied is intended to and shall not be construed to confer upon or create in any person (other than the parties hereto and Landlord) any rights or remedies under or by reason of this Agreement, including without limitation, any right to enforce this Agreement.

     j. Time is of the essence of this Agreement and of all of the covenants, conditions, terms and provisions of this Agreement.

     k. If any litigation or other proceedings are commenced between parties to this Agreement regarding the rights and duties of any party pursuant to, related to or arising from this Agreement, then the prevailing party with respect to the litigation or other proceedings, shall be entitled, in addition to the relief granted, a reasonable sum for attorneys' fees and costs of the litigation or other proceedings.

     l. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

     m. Should any one or more of the provisions of this Agreement be determined to be invalid, unlawful or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

     n. Each of the parties agrees to indemnify, defend and hold harmless the other and its directors, officers, agents, employees, members and partners and any successors thereto, from and against any and all damages, losses, costs, liabilities, obligations and expenses, including, but not limited to reasonable attorneys fees and costs, including fees and costs on appeal, which it may incur as a result of the breach by the other of its representations and warranties set forth in Section 4 hereof or its obligations hereunder.

     o. This Agreement may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     p. Each party acknowledges and agrees that it has participated in the drafting and the negotiation of this Agreement and has been represented by counsel during the course thereof. Accordingly, in the event of a dispute with respect to the interpretation or enforcement of the terms hereof, no provision shall be construed so as to favor or disfavor either party hereto.

     IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the day and year first set forth above.

                         EMERITUS  CORPORATION


                         By:     /s/    Raymond  R.  Brandstrom
                              Raymond  R.  Brandstrom
                         Its:     Chief  Financial  Officer_


                         TDC  CONVALESCENT,  INC.


                         By:     /s/    Thomas  D.  Clark____
                              Thomas  D.  Clark
                         Its:     __________________________


STATE  OF  WASHINGTON     )
     )  SS:
COUNTY  OF  KING     )

          The foregoing agreement was acknowledged before me this ___ day of March, 2002 by _________________________, the _________________________ of
Emeritus  Corporation,  a  Washington corporation, on behalf of the corporation.


     Notary  Public

My  Commission  Expires:          [SEAL]


STATE  OF  _______________     )
     )  SS:
COUNTY  OF  _____________     )

          The foregoing agreement was acknowledged before me this ___ day of March, 2002 by _________________________, the _________________________ of TDC
Convalescent,  Inc.,  a  California  corporation,  on behalf of the corporation.


     Notary  Public

My  Commission  Expires:          [SEAL]



                                    EXHIBIT A
                          ECONOMIC INTEREST ASSIGNMENT
                              AND POWER OF ATTORNEY

     Pursuant to the Purchase and Sale Agreement (the "Purchase Agreement") dated March 26, 2002 between TDC Convalescent, Inc., a California corporation (the "Assignor") and Emeritus Corporation, a Washington corporation ("Assignee"), Assignor does hereby sell, transfer, convey and assign to Assignee all of Assignor's economic interest in the Washington general partnership known as TDC/Emeritus Paso Robles Associates (the "Partnership"), free and clear of all liens, charges, claims and encumbrances.

     Assignor hereby makes, constitutes and appoints the Assignee as the Assignor's true and lawful agent and attorney-in-fact, with full power of substitution and full power and authority in the Assignor's name, place and stead, for all purposes under the Partnership's Partnership Agreement dated June 1, 1995 (the "Partnership Agreement"), to make all Partnership decisions, to exercise all management, voting and other rights and to make any determinations and to take any and all actions and execute and deliver and accept any and all certificates, instruments, documents and agreements on behalf of the Assignor under the Partnership Agreement, including, without limitation, any and all such decisions and voting and other determinations and actions and the execution, delivery and acceptance of any and all certificates, instruments, documents and agreements in connection with (a) the transaction with Health Care REIT, Inc. pursuant to which, among other things, the facility owned by the Partnership will be sold to Health Care REIT, Inc. and leased to Assignee or an affiliate of Assignee, (b) the conversion of the Partnership to a limited liability company, if Assignee in its sole discretion elects to do so, and all conveyances and other certificates, instruments, documents and agreements deemed advisable by the Assignee to effect such conversion and/or the dissolution and termination of the Partnership in such event, (c) any other change or modification of the Partnership Agreement or the Partnership in accordance with this Agreement; (d) all other certificates, instruments, documents and agreements which may be required or permitted by law to be executed or filed on behalf of the Partnership. The power of attorney granted herein is hereby declared irrevocable and a power coupled with an interest, shall survive the death, incompetency, bankruptcy, dissolution or other termination of the Assignor, shall extend and be binding upon the Assignor's successors and assigns and shall continue in full force and effect regardless of whether the Assignor sells, assigns, transfers or otherwise terminates, in whole or in part, its investment in the Partnership. The Assignor hereby agrees to be bound by any representations made by the attorney and agent acting in good faith pursuant to such power of attorney, and hereby waives any and all defenses which may be available to contest, negate, or disaffirm any action of the attorney and agent taken under such power of attorney.

     This Economic Interest Assignment and Power of Attorney shall be effective as of March 26, 2002 (the "Effective Date").

                    TDC  CONVALESCENT,  INC.

               By:     /s/    Thomas  D.  Clark_______
               Thomas  D.  Clark
          Its:     __________________________



STATE  OF  ________________     )
     )  SS:
COUNTY  OF  ______________     )

          The foregoing Economic Interest Assignment and Power of Attorney was acknowledged before me this ___ day of March, 2002 by _________________________, the _________________________ of TDC Convalescent, Inc., a California corporation, on behalf of the corporation.


     Notary  Public

My  Commission  Expires:          [SEAL]

                                    EXHIBIT B
                          REMAINING INTEREST ASSIGNMENT

Pursuant to the Purchase and Sale Agreement (the "Purchase Agreement") dated March 26, 2002 between TDC Convalescent, Inc., a California corporation (the "Assignor") and Emeritus Corporation, a Washington corporation ("Emeritus"), Assignor does hereby sell, transfer, convey and assign to Emeritus, a Washington corporation ("Assignee") all of Assignor's remaining right, title and interest in and to the Washington general partnership known as TDC/Emeritus Paso Robles Associates (the "Partnership"), free and clear of all liens, charges, claims and encumbrances, and does hereby release Emeritus from any liability to it under the terms of the Partnership's Partnership Agreement dated June 1, 1995 (the "Partnership Agreement") or otherwise, whether known or unknown, contingent or determined. The undersigned does hereby further acknowledge and agree that from and after the Effective Date (as hereinafter defined) it shall have no further rights or obligations as a partner of the Partnership.

This  Assignment shall be effective as of March 26, 2002 (the "Effective Date").

TDC  CONVALESCENT,  INC.


     By:     /s/    Thomas  D.  Clark_______
     Thomas  D.  Clark______________
     Its:     ____________________________



STATE  OF  ________________     )
     )  SS:
COUNTY  OF  ______________     )

          The foregoing Remaining Interest Assignment was acknowledged before me this ___ day of March, 2002 by _________________________, the
_________________________ of TDC Convalescent, Inc., a California corporation, on behalf of the corporation.


     Notary  Public

My  Commission  Expires:          [SEAL]